Exhibit No. 32.2
Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, filed herewith.
Armstrong World Industries, Inc.
(the “Company”)
Written Statement by Chief Financial Officer
Pursuant to Section 906 of Sarbanes-Oxley Act of 2002
I certify to the best of my knowledge and belief that the Company’s Form 10-K annual report containing its financial statements for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 as amended, and that information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company as of that date.

/s/ Thomas B. Mangas Thomas B. Mangas
Senior Vice President and Chief Financial Officer
Armstrong World Industries, Inc.
Dated: February 28, 2011